UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2023

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4509 Creedmoor Road, Suite 201, Raleigh, NC 27612
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.
As previously reported in the Current Report on Form 8-K filed by the Company on June 30, 2022 (the “Original Note Disclosure”), 9 Meters Biopharma, Inc. (the “Company”) issued a senior secured convertible note (the “Original Note”) to an institutional investor (the “Holder”) on July 15, 2022, with a principal amount of $21 million, pursuant to a Securities Purchase Agreement, dated June 30, 2022. Subsequently, and as previously reported in the Quarterly Report on Form 10-Q filed by the Company on November 8, 2022 (the “A&R Note Disclosure”), on November 7, 2022, the Company and the Holder agreed to amend and restate the Original Note (the “A&R Note”).

On January 12, 2023, the Company and the Holder agreed to amend the A&R Note (the “Amendment”, and together with the A&R Note, the “Amended A&R Note”) in order to reduce the outstanding principal amount to approximately $4,950,000 in exchange for $16.8 million of restricted cash. In connection with the reduction of the outstanding principal amount, the Amendment also reduces the minimum liquidity requirement to not less than $500,000. Additionally, the Amendment amends the definition of Conversion Floor Price and removes the definitions of Subsequent Financing and Subsequent Financing Requirement, and all references thereto, relieving the Company of the requirement to raise $25 million by March 31, 2023.

Except as set forth herein, the material terms of the Amended A&R Note are otherwise substantially similar to the A&R Note, which terms were described in the Original Note Disclosure and the A&R Note Disclosure.

The description of the Amendment above is not complete and is qualified in its entirety by the full text of the Amendment, filed herewith as Exhibit 10.1.

The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the U.S. Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Amended A&R Note and the underlying shares of common stock is incorporated herein by reference. The Amended A&R Note and underlying shares of common stock have not been registered for primary issuance under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and similar exemptions under applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	First Amendment to the Amended and Restated Senior Secured Convertible Note Due 2025.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: January 13, 2023	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer